Exhibit 10.11

SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT AND ASSIGNMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT AND ASSIGNMENT (this “Amendment”) is made and entered into as of the 15th day of December, 2006, by and among AIMCO/BRANDYWINE, L.P., a Delaware limited partnership, HAMPTON GREENS CPGF 22, L.P., a Delaware limited partnership, OAK RUN, L.P., a South Carolina limited partnership, and DALLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (collectively “Sellers”), JRK ASSET MANAGEMENT, INC., a California corporation (“Purchaser”),  BIRCHMONT – COUNTRY CLUB VILLAS, LLC, a Delaware limited liability company (“BM–Country Club”), BIRCHMONT – OAK RUN, LLC, a Delaware limited liability company (“BM–Oak Run”), BIRCHMONT – SPRINGHOUSE, LLC, a Delaware limited liability company (“BM–Springhouse”), and BIRCHMONT – HAMPTON GREENS, LLC (“BM–Hampton”; BM–Country Club, BM–Oak Run, BM–Springhouse, and BM–Hampton being collectively referred to herein as “Assignees”).

W I T N E S S E T H:

WHEREAS, Sellers and Purchaser are parties to that certain Purchase and Sale Contract, dated December 8, 2006, as amended by that certain First Amendment to Purchase and Sale Contract dated as of December 11, 2006 (the “Contract”) pertaining to the purchase and sale of those certain real properties located in Randall County and Dallas County, Texas, more particularly described on Exhibits A-1 through A-4 attached thereto;

WHEREAS, Sellers have agreed to give Purchaser a credit at Closing and Purchaser has agreed the Feasibility Period shall expire without termination of the Contract as provided in Section 3.2 thereof, subject to the terms and conditions hereof;

WHEREAS, Purchaser has the right to assign its interest in the Contract to an assignee or assignees pursuant to Section 13.3 of the Contract and accordingly, Assignees, and each of them, desire to acquire the interest of Purchaser in the Contract and Purchaser has agreed to assign Assignees these rights, subject to the terms and conditions of this Amendment; and

WHEREAS, the parties intend to modify the Contract in certain respects, as more particularly set forth hereinafter.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Sellers, Purchaser, and Assignees hereby agree as follows:

1.

Capitalized Terms.  All capitalized terms and phrases used herein shall have the same meanings given to them in the Contract.

2.

Expiration of Feasibility Period.  Except as provided in the next sentence, Purchaser agrees that, notwithstanding the provisions of the Contract, the Feasibility Period shall be deemed to have expired December 15, 2006 and Purchaser hereby agrees that it has elected not to terminate the Contract pursuant to Section 3.2 thereof.  Seller agrees that, notwithstanding the prior sentence, Purchaser may have to and including December 20, 2006 to terminate the Contract if and only if the Texas Department of Housing and Community Affairs (“Housing Authority”) does not confirm that the Deed Restrictions (defined in Section 4.9 of the Contract) will be terminated in connection with the redemption of the bonds issued by the Housing Authority and that Purchaser shall have to and including December 21, 2006 to make the Additional Deposit.

3.

Credit to Purchase Price.  A new Section 5.4.15 is hereby added to the Contract to provide as follows:

2.4

Credit at Closing.  At the Closing, Sellers shall credit to Purchaser an amount equal to $175,000.00 against the Purchase Price.  Such credit shall be allocated pro rata against each Property’s Applicable Share.

4.

Assignment of Contract.  Purchaser hereby assigns, sells, transfers, sets over and delivers unto Assignees all of Purchaser’s estate, right, title, interest and obligations in and to or under the Contract and the Deposit and Assignees hereby accept such assignment.  Assignees, and each of them, hereby assume all obligations of Purchaser under the Contract and agree to execute all documents and perform all obligations imposed upon Purchaser under the Contract.  The obligations of Assignees under the Contract are joint and several.  Nothing in this Amendment or by way of the assignment set forth in this Section 4 shall relieve Purchaser of its obligations under the Contract, which shall also be joint and several with Assignees.

5.

Acquisition of Properties.  At Closing, (i) BM–Country Club shall acquire title to the Country Club Apartments property identified on Exhibit A-1 of the Contract; (ii) BM–Hampton shall acquire title to the Hampton Green Apartments property identified on Exhibit A-2 of the Contract; (iii) BM–Oak Run shall acquire title to the Oak Run Apartments property identified on Exhibit A-3 of the Contract; and (iv) BM–Springhouse shall acquire title to the Springhouse Apartments property identified on Exhibit A-4 of the Contract.

6.

Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

7.

Ratification.  Except as expressly set forth herein, all other terms and conditions of the Contract shall remain unmodified, the same being ratified, confirmed and republished hereby.

8.

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURES ON FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Sellers:

Country Club Villas, Amarillo, TX

AIMCO/BRANDYWINE, L.P.,

a Delaware limited partnership

By:

AIMCO Holdings, L.P.,

a Delaware limited partnership,

its General Partner

By:

AIMCO Holdings QRS, Inc.,

a Delaware corporation,

its General Partner

By:

/s/ Steven D. Cordes

Name:

Steven D. Cordes

Title:

Senior Vice President

Hampton Greens, Dallas, TX

HAMPTON GREENS CPGF 22, L.P.,

a Delaware limited partnership,

By:

CPGF 22 Hampton Greens GP, L.L.C.,

a South Carolina limited liability company,

its General Partner

By:

Century Properties Growth Fund XXII, A California
Limited Partnership, a California limited partnership,
its Sole Member

By:

Fox Partners IV,

a California general partnership,

its General Partner,

By:

Fox Capital Management Corporation,

a California corporation,

its General Partner

By:

/s/ Steven D. Cordes

Name:

Steven D. Cordes

Title:

Senior Vice President

Oak Run, Dallas, TX

OAK RUN, L.P.,

a South Carolina limited partnership

By:

Oak Run GP, L.L.C.,

a South Carolina limited liability company,

its General Partner

By:

Century Properties Fund XVIII,

a California limited partnership,

its Member

By:

Fox Partners,

a California general partnership,

its General Partner

By:

Fox Capital Management Corporation,

a California corporation,

its General Partner

By:

/s/ Steven D. Cordes

Name:

Steven D. Cordes

Title:

Senior Vice President

Springhouse, Dallas, TX

DALLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP,

a Maryland limited partnership

By:

D-O Associates, L.L.C.,

a Maryland limited liability company,

its Managing General Partner

By:

Oxford Realty Financial Group, Inc.,

a Maryland corporation,

its Member

By:

/s/ Steven D. Cordes

Name:

Steven D. Cordes

Title:

Senior Vice President

Purchaser:

JRK ASSET MANAGEMENT, INC.,

a California corporation

By:

/s/ Jay Schulman

Name:

JAY SCHULMAN

Title:

President

Assignees:

BM–Country Club

BIRCHMONT – COUNTRY CLUB VILLAS, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President

BM–Oak Run

BIRCHMONT – OAK RUN, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President

BM–Hampton

BIRCHMONT – HAMPTON GREENS, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President

BM–Springhouse

BIRCHMONT – SPRINGHOUSE, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President